Granite Point Mortgage Trust Inc. Reports Third Quarter 2020 Financial Results
and Post Quarter-End Update

NEW YORK, November 9, 2020 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended September 30, 2020, and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2020 highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Third Quarter 2020 Highlights
•GAAP net loss of $(24.7) million, or $(0.45) per basic share, inclusive of $(43.7) million, or $(0.79) per basic share, of one-time restructuring charges related to the internalization process.(1)
•Core Earnings(2) of $15.0 million, or $0.27 per basic share, excluding the one-time restructuring charges.
•Book value of $16.93 per common share, inclusive of $(1.47) per common share related to the allowance for credit losses. Declared a dividend of $0.20 per common share.
•Realized prepayments and principal amortization of $209.2 million in UPB, including two CRE securities positions, totaling $24.5 million, that were repaid at par.
•Sold 6 loans with an aggregate principal amount of approximately $191.4 million resulting in approximately $10.0 million realized loss on sale.
•Funded an additional $54.5 million on existing loan commitments.
•As of quarter end portfolio principal balance of $4.1 billion and $4.7 billion in total commitments, comprised of 99% senior first mortgage loans and over 98% floating rate; no exposure to securities.
•Portfolio has a weighted average stabilized LTV of 63.6%(3) and weighted average yield at origination of LIBOR + 4.18%(4). Office, multifamily and industrial assets represents over 74% of the investment portfolio.
•Ended Q3 with over $353 million in cash on hand.
•Over $1.5 billion of borrowings is non-mark-to-market, including two CLOs, an asset-specific financing facility, senior secured term loan facilities and senior unsecured convertible bonds.
•Closed a strategic financing commitment of up to $300 million, in the form of five-year senior term loan facilities and 6.066 million warrants to purchase GPMT common stock.(5)
•Arranged a short-term $54.1 million increase in borrowings on the J.P Morgan financing facility.

Post Quarter-End Update
•On October 10, 2020, entered into an Internalization Agreement with our Manager pursuant to which we will internalize our management function effective as of December 31, 2020.
•As of November 6, 2020, liquidity of approximately $325 million; option to borrow an additional $75 million in proceeds under the term loan facilities through September 2021.
•Through November 9, 2020, funded approximately $18.1 million of commitments on the existing loan portfolio; no new loan commitments.
•In Q4 realized approximately $158.2 million of loan repayments through November 9, 2020.

Jack Taylor, Granite Point’s President, Chief Executive Officer and Director, said, “We made substantial progress during the third quarter with a strategic focus on preserving value for our stockholders and positioning the Company for the current environment and profitable growth opportunities ahead. We reinstated our common stock dividend, which was more than covered by our Core Earnings. We secured $300 million in additional, flexible capital further improving our liquidity, which as of November 6th was reflected in a cash balance of over $325 million. Our defensively positioned portfolio of 99% senior first mortgage loans generated strong results. Additionally, the process to internalize the Company’s management function has been progressing and is anticipated to close by year-end. We continue to move defensively during these difficult times but also remain excited about future opportunities that will allow us to generate attractive returns to our stockholders over time.”

(1)On October 10, 2020, the company entered into an internalization agreement with its manager, pursuant to which it will internalize our management function, effective as of 11:59 p.m. on December 31, 2020.
(2)Please see footnote (1) on page 5 for Core Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(5)1.516 million warrants are subject to vesting depending on future draws of the term loan facilities pursuant to the terms of the facilities.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 10, 2020 at 10:00 a.m. ET to discuss third quarter 2020 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning November 10, 2020 at 12:00 p.m. ET through November 17, 2020 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10148583. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. GPMT’s actual results may differ from its beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including its impact of COVID-19 on the Company’s business, financial performance and operating results. The Company’s expectations, beliefs and estimates are expressed in good faith and it believes there is a reasonable basis for them. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 5 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (646) 540-7940.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (646) 540-7940, investors@gpmtreit.com

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Loans held-for-investment	$4,052,201	$4,226,212
Allowance for credit losses	(73,339)	—
Loans held-for-investment, net	3,978,862	4,226,212
Available-for-sale securities, at fair value	—	12,830
Held-to-maturity securities	—	18,076
Cash and cash equivalents	353,679	80,281
Restricted cash	5,326	79,483
Accrued interest receivable	11,933	11,323
Other assets	53,052	32,657
Total Assets	$4,402,852	$4,460,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,850,845	$1,924,021
Securitized debt obligations	928,623	1,041,044
Asset-specific financings	123,091	116,465
Revolving credit facilities	—	42,008
Convertible senior notes	270,847	269,634
Senior secured term loan facilities	205,647	—
Dividends payable	11,065	23,063
Other liabilities	77,272	24,491
Total Liabilities	3,467,390	3,440,726
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 55,205,082 and 54,853,205 shares issued and outstanding, respectively	552	549
Additional paid-in capital	1,057,016	1,048,484
Accumulated other comprehensive income	—	32
Cumulative earnings	80,014	162,076
Cumulative distributions to stockholders	(203,120)	(192,005)
Total Stockholders’ Equity	934,462	1,019,136
Total Liabilities and Stockholders’ Equity	$4,402,852	$4,460,862

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Interest income:	(unaudited)
Loans held-for-investment	$56,783	$61,796	$180,341	$176,594
Loans held-for-sale	774	—	895	—
Available-for-sale securities	119	308	646	927
Held-to-maturity securities	113	530	659	1,804
Cash and cash equivalents	57	810	424	2,228
Total interest income	57,846	63,444	182,965	181,553
Interest expense:
Repurchase agreements	12,791	17,951	46,742	48,469
Securitized debt obligations	5,431	12,467	21,367	35,880
Convertible senior notes	4,529	4,503	13,570	13,459
Asset-specific financings	901	1,119	2,962	1,717
Revolving credit facilities	217	322	779	1,182
Senior secured term loan facilities	145	—	145	—
Total interest expense	24,014	36,362	85,565	100,707
Net interest income	33,832	27,082	97,400	80,846
Other (loss) income:
Provision for credit losses	5,300	—	(62,241)	—
Realized losses on sales	(10,019)	—	(16,913)	—
Fee income	595	—	1,117	1,115
Total other (loss) income	(4,124)	—	(78,037)	1,115
Expenses:
Management fees	3,974	3,801	11,840	11,013
Incentive fees	—	—	—	244
Servicing expenses	914	1,013	3,025	2,671
General and administrative expenses	5,808	4,877	24,421	15,499
Restructuring charges	43,682	—	43,682	—
Total expenses	54,378	9,691	82,968	29,427
(Loss) income before income taxes	(24,670)	17,391	(63,605)	52,534
Benefit from income taxes	(4)	(1)	(15)	(4)
Net (loss) income	(24,666)	17,392	(63,590)	52,538
Dividends on preferred stock	25	25	75	75
Net (loss) income attributable to common stockholders	$(24,691)	$17,367	$(63,665)	$52,463
Basic (loss) earnings per weighted average common share	$(0.45)	$0.32	$(1.15)	$1.00
Diluted (loss) earnings per weighted average common share	$(0.45)	$0.32	$(1.15)	$1.00
Dividends declared per common share	$0.20	$0.42	$0.20	$1.26
Weighted average number of shares of common stock outstanding:
Basic	55,205,082	54,853,205	55,140,163	52,492,324
Diluted	55,205,082	54,853,205	55,140,163	52,492,324
Comprehensive (loss) income:
Net (loss) income attributable to common stockholders	$(24,691)	$17,367	$(63,665)	$52,463
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	—	—	224
Other comprehensive income	—	—	—	224
Comprehensive (loss) income	$(24,691)	$17,367	$(63,665)	$52,687

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2020
(unaudited)
Reconciliation of GAAP net loss to Core Earnings:

GAAP Net Loss	$(24,691)
Adjustments for non-core earnings:
Provision for credit losses	(5,300)
Restructuring charges	43,682
Non-cash equity compensation	1,316
Core Earnings(1)	$15,007

Core Earnings per basic common share	$0.27
Basic weighted average shares outstanding	55,205,082
(1)The Company uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the Company’s current loan activity and operations. Core Earnings is a measure that is not prepared in accordance with GAAP. For reporting purposes, the Company defines Core Earnings as net income (loss) attributable to its common stockholders, excluding non-cash equity compensation expense, incentive fees earned by the Company’s manager, depreciation and amortization, any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable period (regardless of whether such items are included in other comprehensive income or loss or in net income for such period), and one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, approved by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. The Company believes providing Core Earnings on a supplemental basis to its net income (loss) and cash flow from operating activities as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company’s business. Although the Company’s management agreement requires it to calculate the incentive and base management fees due to its manager using Core Earnings before its incentive fee expense, the Company reports Core Earnings after its incentive fee expense because it believes the latter is a more meaningful presentation of the economic performance of the Company’s common stock.